UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 6, 2007

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2007, the Federal Home Loan Bank of Atlanta (the "Bank") was informed by R. Bradford Burnette that he would not seek re-election as a director of the Bank in the Bank's 2007 election of directors. Mr. Burnette will continue to serve the remainder of his current term, which is scheduled to expire on December 31, 2007. Mr. Burnette has indicated to the Bank that his decision is based solely on personal reasons and not because of any disagreement with the Bank.

Item 7.01 Regulation FD Disclosure.

On August 7, 2007, the Bank sent a letter to members in Georgia notifying them that because only one nominee accepted nomination for the one Georgia directorship, the directorship will be filled without an election. The letter also stated that pursuant to 12 C.F.R. Section 915.8, the Bank will include the nominee, Brian D. Schmitt, as the director-elect from Georgia in the Bank's report of election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: August 7, 2007	By: /s/ Jill Spencer
Jill Spencer
Executive Vice President,
Chief Operating Officer and
Corporate Secretary